UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    [ X ]

Filed by a Party other than the Registrant   [ _ ]

Check the appropriate box:

[ _ ]

Preliminary Proxy Statement

[ _ ]

CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

[ X ]

Definitive Proxy Statement

[ _ ]

Definitive Additional Materials

[ _ ]

Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

MINRAD INTERNATIONAL, INC..

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(Name of registrant as specified in its charter)

N/A

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(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (check the appropriate box):

[ X ]

No fee required.

[ _ ]

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) or 0-11.

(1)

Title of each class of securities to which transaction applies:
______________________________________________________________

(2)

Aggregate number of securities to which transaction applies:
______________________________________________________________

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
______________________________________________________________

(4)

Proposed maximum aggregate value of transaction:
______________________________________________________________

(5)

Total fee paid:
______________________________________________________________

[ _ ]

Fee paid previously with preliminary materials.

[ _ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and date of filing.

(1)

Amount previously paid: __________________________________________

(2)

Form, schedule or Registration Statement No.: _________________________

(3)

Filing party: ____________________________________________________

(4)

Date filed: ______________________________________________________

MINRAD INTERNATIONAL, INC.

847 Main Street

Buffalo, New York 14203

(716) 855-1068

________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of the Stockholders of Minrad International, Inc. (the "Company") will be held at 50 Cobham Drive; Orchard Park, NY 14127 at 4:00 p.m., local time on Thursday, June 15, 2006, for the following purposes:

1.

To elect seven (7) directors to hold office for a term of one year and until their successors are elected and qualified; and

2.

To transact such other business as may properly be brought before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on May 1, 2006 as the record date for determination of stockholders who are entitled to notice of , and to vote at, the meeting any adjournments thereof.

All stockholders are cordially invited to attend the meeting in person.  Whether or not you plan to attend in person, you are urged to fill in the enclosed proxy and to sign and forward it in the enclosed business reply envelope, which requires no postage if mailed in the United States. It is important that your shares be represented at the meeting in order that the presence of a quorum may be assured.  Any stockholder who signs and sends in a proxy may revoke it by executing a new proxy with a later date, by written notice of revocation to the secretary of the company at any time before it is voted, or by attending the meeting and voting in person.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF STOCK THAT YOU HOLD. YOUR COOPERATION IN PROMPTLY RETURNING YOUR PROXY WILL HELP LIMIT EXPENSES INCIDENT TO PROXY SOLICITATION.

By Order of the Board of Directors

William L. Bednarski
Buffalo, New York	William L. Bednarski
May 24, 2006	President and Chief Financial Officer

MINRAD INTERNATIONAL, INC.

847 Main Street

Buffalo, New York 14203

(716) 855-1068

______________________

PROXY STATEMENT

______________________

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Minrad International, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at 50 Cobham Drive, Orchard Park, NY 14127 at 4:00 p.m., local time on Thursday, June 15, 2006, and at any and all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement. In addition to solicitation by use of the mail, certain of our officers and employees may, without receiving additional compensation therefore, solicit the return of proxies by telephone, facsimile, e-mail, or personal interview. We have requested that brokerage houses and custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of common stock, and have agreed to reimburse them for reasonable out-of-pocket expenses in connection therewith.

Mailing of Proxy Statement and Proxy Card

Our Annual Report for 2005 on Form 10-KSB has been previously delivered to you, but is not to be considered part of the solicitation material. We will pay the cost for preparing, printing, assembling and mailing this Proxy Statement and the Proxy Card and all of the costs of the solicitation of the proxies.

Our principal executive offices are located at 847 Main Street, Buffalo, New York 14203. This Proxy Statement and the accompanying Proxy Card are first being mailed to stockholders on or about May 24, 2006.

Revocation of Proxies

All proxies which are properly completed, signed and returned to us prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A stockholder may revoke his or her proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

Record Date and Voting

The close of business on May 1, 2006 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. As of the record date, we had outstanding 29,914,119 shares of common stock, par value $.01 per share.

Each holder of common stock of record is entitled to one vote for each share held on all matters to come before the meeting. All proxies which are returned will be counted by the Inspector of Elections in determining the presence of a quorum and on each issue to be voted on for which a vote was cast. An abstention from voting or a broker non-vote will not be counted in the voting process. Stockholders do not have cumulative voting rights.

Stockholders may revoke any proxy before it is voted by attendance at the meeting and voting in person, by executing a new proxy with a later date, or by giving written notice of revocation to the Secretary of the Company.

The shares represented by proxies that are returned properly signed will be voted in accordance with each stockholder's directions. If the proxy card is signed and returned without direction as to how the shares are to be voted, the shares will be voted as recommended by the Board of Directors.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL No. 1

Election Of Directors

In accordance with our Articles of Incorporation and Bylaws, the Board of Directors consists of not less than one nor more than twelve members, with the exact number to be determined by the Board of Directors. At each annual meeting of stockholders of the Company, directors are elected for a term of one year and until their successors are elected or appointed. Our Bylaws provide for the election of directors at the annual meeting of the stockholders of the Company. The Board of Directors proposes the election of the seven nominees named below.

Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below, unless authority is withheld. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill the vacancy. The Board of Directors has no reason to believe that any nominee will be unwilling or unable to serve if elected a director.

The Board of Directors proposes the election of the following nominees as members of the Board of Directors:

•	William H. Burns, Jr.
•	David DiGiacinto
•	David Donaldson
•	Donald F. Farley
•	Duane Hopper
•	Robert Lifeso
•	John Rousseau

If elected, the nominees are expected to serve for a term of one year and until their successors are elected or appointed.

Information With Respect to each Nominee and Executive Officers

The following table sets forth certain information regarding our directors and executive officers as of May 1, 2006.

Directors and Executive Officers

The following table identifies our directors and executive officers as of May 1, 2006.

Name	Age	Position
William H. Burns, Jr.	56	Chairman of the Board and Chief Executive Officer
William L. Bednarski	51	President and Chief Financial Officer
John McNeirney	73	Senior Vice President and Chief Technology Officer
Kirk Kamsler	55	Senior Vice President of Commercial Development
Ken Kiyama	47	Vice President of Marketing
Daniel McAllister	62	Vice President of International Operations
Richard Tamulski	58	Treasurer
William Rolfe	60	Controller
David DiGiacinto (2)	51	Director
David Donaldson (1) (3)	61	Director
Donald Farley (3)	63	Director
Duane Hopper (1) (2)	59	Director
Robert Lifeso (1)	61	Director
John Rousseau (2) (3)	62	Director

____________

(1)	Audit Committee member

(2)	Compensation Committee member

(3)	Corporate Governance Committee member

William H. Burns, Jr. has served as Chairman and Chief Executive Officer of Minrad International, Inc. since December 2004 and of Minrad Inc., or subsidiary, since its inception in 1994. He previously served as President of Minrad International from December 2004 to January 2006 and Minrad Inc. from its inception in 1994. Prior to founding Minrad Inc., Mr. Burns was President and Chief Executive Officer of Matrx Medical Inc. from 1988 to 1994. Prior to that, he spent 13 years with the British Oxygen Corporation, or BOC, in progressive management positions including Vice President of Marketing of its Anaquest division, the developers of inhalation anesthesia technology. He is a two-time recipient of the Industry/University Technology Discovery Award. He earned a BBA at St. Norbert College and an MBA at Marquette University.

William L. Bednarski joined Minrad International, Inc. as Executive Vice President and Chief Operating Officer in February 2005. In January 2006 he was promoted to President and Chief Financial Officer. From 1993 to October 2004, Mr. Bednarski worked for Nellcor, Inc., a subsidiary of Tyco International, Inc. and manufacturer of oximetry and critical care products, and related medical monitoring, most recently as its Vice President of OEM and Licensing Technology beginning in 2001. From 1989 to 1993, Mr. Bednarski was Director of Business Development at the Ohmeda Monitoring Group of BOC. Prior to entering the medical device industry, Mr. Bednarski spent nine years in financial management positions beginning as a financial analyst at Ford Motor Company. Mr. Bednarski also served as Controller of a division of Otis Elevator Corporation and of Alpha Wire Corporation. Mr. Bednarski has a BA from Harvard University and has an MBA in Finance from the Wharton School of Business at the University of Pennsylvania.

John McNeirney has served as the Senior Vice President and Chief Technology Officer of Minrad International Inc. since December 2004 and Minrad Inc. since he joined the company in August 1996. Prior to joining Minrad Inc., Mr. McNeirney served in various senior executive positions in health care with BOC from 1983 to 1992, Richardson-Vick Inc. from 1975 to 1983, and The Upjohn Company from 1964 to 1972. Mr. McNeirney has authored 60 U.S. patents and holds a BS in Chemical Engineering and an MS in Microbiology from Carnegie Mellon University.

Kirk Kamsler has served as Senior Vice President of Commercial Development of Minrad International, Inc. since December 2004 and Minrad Inc. since June 1, 2004. He has served in various other sales and marketing positions since he joined Minrad Inc. in October 1999. From 1996 to 1999, Mr. Kamsler served as the Vice President of Sales and Marketing of Cardiac Controls Inc. He also has held senior marketing and sales positions with Marquette Electronics Inc. from 1989 to 1996, Matrx Medical Inc. from 1985 to 1989, and Davis & Geck, a division of American Cyanamid Corporation, from 1981 to 1984. Mr. Kamsler is a graduate of St. Lawrence University.

Ken Kiyama joined Minrad International, Inc. on January 3, 2006 as Vice President of Marketing. Prior to joining us, he served as the Director of Strategic Planning for Targenix LLC from 2003 to 2006. In 2002 he was the Director of Marketing for Syncor International Corporation. From 1998 to 2002 he served as the Vice President of Marketing for Quartz Medical Inc. In 1998 he was the Director of Business Development for Masimo Inc. From 1990 to 1998 he worked in various marketing and business development positions for Syncor

International Corporation. He worked for BOC Health Care in various marketing and business development positions from 1983 to 1990. He has a BS from Stanford and an MBA from Harvard Business School.

Daniel McAllister joined Minrad International, Inc. as Vice President of International Operations in February 2006. From 1994 to February 2006, he worked for Hoover Precision Products, Inc., most recently as Division Sales Manager. He is a graduate of College of Commerce, Dublin, Ireland.

Richard Tamulski has served as Treasurer of Minrad International, Inc. since January 1, 2006. He previously served as Chief Financial Officer, Vice President of Finance and other positions since joining Minrad Inc. in March 2003. Mr. Tamulski was President, CEO and COO of Brand Names Sales Inc., a catalog and showroom retailer, from 1996 to 2002. Prior to that, he had served as the Vice President of Finance of Brand Names from 1989 to 1995. He has 25 years of experience in finance including five years as a CPA with a predecessor of KPMG LLP. He is a graduate of St. Bonaventure University and holds an MBA from the University of Rochester.

William Rolfe has served as the Controller of Minrad International, Inc. since January 2006 and Minrad Inc since September 2004. From 1999 to 2004, he was the President of Pharmatech Products LLC. Mr. Rolfe served as the CFO of Republic Drug Company from 1995 to 1999. From 1990 to 1995, he was the General Manager of Starline Products Inc. Prior to these positions, Mr. Rolfe served in a variety of financial management positions after having been a Certified Public Accountant with KPMG. He is a graduate of Canisius College.

David DiGiacinto has served as a director of Minrad International, Inc. since December 2004 and Minrad Inc. since 2002. Mr. DiGiacinto joined Spencer Trask Specialty Group LLC in 2000 and is currently a Senior Managing Director. Before joining Spencer Trask he spent 18 years at Pfizer, Inc. and six years as a captain in the United States Air Force. Mr. DiGiacinto also currently serves on the Board of Directors of Vyteris Holdings (Nevada), Inc. and several privately-held companies. He is a graduate of the United States Military Academy at West Point.

David Donaldson has served as a director of Minrad International, Inc. since December 2004 and Minrad Inc. since June 2004. Since 1970, Dr. Donaldson has served as a professor of Dentistry at the University of British Columbia, Canada. He has chaired two other departments since 1970, including Oral Maxillo Facial Surgery and Oral Surgical and Medical Science. Dr. Donaldson previously held the position of Director of Pain and Anxiety Control in the Faculty of Dentistry, an area in which he is considered an expert and in which he has published extensively. He received his BDS at St. Andrews University, Scotland in 1965. Dr. Donaldson completed his Fellowship in Dental Surgery through the Royal College of Surgeons, Edinburgh, Scotland in 1969 and received his Masters degree in Prosthodontics from Dundee University in 1971.

Donald Farley has served as a director of Minrad International, Inc. since December 2004 and Minrad Inc. since 2002. For more than five years, Mr. Farley has served as Chief Executive Officer of Spencer Trask Ventures, an affiliate of Spencer Trask Specialty Group LLC. Prior to joining Spencer Trask, Mr. Farley held numerous positions at Pfizer, Inc. over a thirty-year period, culminating in his position as President of the Consumer Health Care Group.

Mr. Farley currently serves on the Board of Directors of other companies, including Vyteris Holdings (Nevada), Inc. He holds a BS in Chemical Engineering from the University of Rhode Island and a MBA from the University of Hartford.

Duane Hopper has served as a director of Minrad International, Inc. since December 2004 and Minrad Inc. since June 2004. Since 1998, Mr. Hopper has been a private consultant in the medical device industry. He was President, Chief Executive Officer and Chief Operating Officer of Graphic Controls Corporation from 1992 until 1998, when it was acquired by Tyco International, Inc. Prior to that, he was Vice President and General Manager of the Medical Products Division of Graphic Controls Corporation from 1988 until 1992. He served in executive positions with other medical products companies during the 1970s and 1980s including Air Products and Chemicals, Inc., Zimmer, Inc., Surgilase, Inc. and Ohmeda, Inc. He earned a Masters in Management Degree from the Kellogg Graduate School of Management at Northwestern University in 1974 and a Bachelor’s Degree in Biology from the University of Virginia in 1968. He served as an officer in the United States Air Force from 1968 until 1972, including one year as a combat aircrew member in Southeast Asia.

Robert Lifeso, MD, is a co-founder of Minrad Inc. and has served as a director of Minrad International, Inc. since December 2004 and Minrad Inc. since 1994. From July 1997 to January 2006, he served as the Director of the Spine Center at Erie County Medical Center in Buffalo, New York. Previously, Dr. Lifeso served as Chief of Orthopedic Surgery at the Veterans Hospital in Buffalo as well as the King Faisal Hospital in Saudi Arabia. He received his Fellow of the Royal College of Surgeons of Canada and MD from the University of Toronto and has published over 60 peer-reviewed articles.

John Rousseau has served as a director of Minrad International, Inc. since December 2004 and Minrad Inc. since 2002. He is a Managing General Partner of New England Partners Capital, LLC. Prior to co-founding New England Partners in 1995, Mr. Rousseau held senior management positions with Homart Development, a subsidiary of Sears, Roebuck and Co., Spaulding & Slye and Associated Project Control. Prior to holding these positions, Mr. Rousseau practiced law for 15 years and was a senior partner at the law firm of Hale and Dorr, LLP in Boston, Massachusetts. He has a BA from Amherst College and an LLB from Columbia University.

If a quorum is present at the meeting, the seven nominees for director who receive the largest number of votes in favor of their election will be elected.

The Board of Directors Unanimously Recommends That Stockholders Vote FOR the Election of All of the Nominees.

FEES OF INDEPENDENT PUBLIC ACCOUNTANTS

Fees of Independent Public Accountants

The fees billed to us by our independent auditors, Freed Maxick & Battaglia CPAs, PC, or Freed, for services for the fiscal year ended December 31, 2005, were as follows:

Audit Fees. This category consists of fees for the audit of financial statements included in our annual report on Form 10-KSB, the review of financial statements included in our quarterly reports on Form 10-QSB and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for the fiscal periods indicated above. For the year ended December 31, 2005, the three month transition period ended December 31, 2004 and for the fiscal year ended September 30, 2004, Freed billed us for audit fees in the amount of approximately $170,000, $58,775, and $40,801, respectively.

Audit-Related Fees. This category consists of assurance and related services by the independent auditor that are reasonably related to the performance of the audit and review of financial statements and not reported under audit fees. It also includes fees incurred in connection with the issuance of consents related to SEC registration statements, the audits of the September 30, 2002 and 2003 financial statements and our current report on Form 8-K and Form 8-K/A reporting the reverse merger which occurred on December 16, 2004. For the year ended December 31, 2005, the three month transition period ended December 31, 2004 and for the fiscal year ended September 30, 2004, Freed billed us for audit related fees in the amount of approximately $42,224, $13,905 and $78,214, respectively.

Tax Fees. This category consists of professional services rendered by the independent auditor for tax compliance and tax planning. The services under this category include tax preparation and technical advice. For the fiscal year ended December 31, 2005, the three month transition period ended December 31, 2004 and for the fiscal year ended September 30, 2004, Freed did not provide any services to us for tax compliance and tax planning.

All Other Fees. This category consists of fees not covered by Audit Fees, Audit Related Fees, and Tax Fees. For the fiscal year ended December 31, 2005, the three month transition period ended December 31, 2004 and for the fiscal year ended September 30, 2004, Freed did not provide us any other services beyond those described under audit fees and audit-related fees.

Pre-approval Policy for Audit and Non-Audit Services.  Our audit committee may pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, subject to any de minimus exceptions described in the Exchange Act which are approved by our audit committee prior to the completion of the audit.  Our audit committee may form and delegate authority to subcommittees consisting of one or more committee members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittees to grant pre-approvals will be presented to the full audit committee at its next scheduled meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information with respect to beneficial ownership of our common stock as of May 1, 2006, by: (1) each person or “group,” as that term is used in Section 13(d)(3) of the Exchange Act, known to us to have owned beneficially more than 5% of our outstanding common stock; (2) each of our directors and executive officers; and (3) all of our directors and executive officers as a group.

We determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated below, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Shares of common stock subject to any warrants or options that were exercisable on or within 60 days of May 1, 2006, are deemed outstanding for the purpose of computing the percentage ownership of the person holding the warrants or options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The beneficial ownership percentages in the table below of any person are based on 29,914,119 shares of our common stock outstanding on May 1, 2006, plus, in each case, any shares of common stock subject to warrants or options owned by that person that were exercisable on or within 60 days of May 1, 2006.

Name and Address of Beneficial Owner		Number of Shares	Percent
Beneficial owners of 5% of our common stock and affiliates	(1)
Kevin Kimberlin Partners L.P.	(2)	9,091,440	26.6%
Laird Q. Cagan	(3)	5,783,833	17.3%
New England Partners Capital LLC	(4)	3,980,392	13.3%
Toibb Investment LLC	(5)	2,213,525	6.9%
Crestview Capital Master LLC	(6)	1,589,000	5.0%

Directors and executive officers**
William H. Burns, Jr.	(7)	2,144,904	7.0%
David DiGiacinto	(8)	50,000	*
David Donaldson	(9)	50,000	*
Donald F. Farley	(10)	290,739	1.0%
Duane Hopper	(11)	134,675	*
Kirk Kamsler	(12)	171,556	*
Robert Lifeso	(13)	682,881	2.3%
John McNierney	(14)	217,637	*
John Rousseau	(15)	50,000	*
William Bednarski	(16)	50,000	*
Richard Tamulski	(17)	90,000	*
All directors and executive officers as a group (14 persons)	(18)	3,942,392	12.5%

____________

*	Less than one percent.

**	Address: 847 Main Street, Buffalo, New York 14203.

(1)

Excludes William H. Burns, Jr., our Chairman and Chief Executive Officer, who beneficially owned more than 5% of our common stock. Information with respect to Mr. Burns’ beneficial ownership of our common stock is included below under the caption “Directors and executive officers.”

(2)

Includes (i) 4,826,750 shares held by Kevin Kimberlin Partners L.P., or KKP, and various affiliates, (ii) warrants to purchase 4,139,690 shares of common stock that KKP or its affiliates have the right to acquire and (iii) 250 shares of Series A convertible preferred stock owned by KKP or its affiliates that are convertible into 125,000 shares of common stock. Address: 535 Madison Avenue, New York, New York 10022.

(3)

Includes (i) 1,953,337 shares held directly by Mr. Cagan, (ii) 249,100 shares held by Cagan McAfee Capital Partners, LLC, an entity in which Mr. Cagan owns a 50% interest and shares voting and dispositive power, (iii) 1,472,396 shares that Mr. Cagan has the right to acquire pursuant to warrants that were exercisable on or within 60 days of March 31, 2006, (iv) 4,168 shares of Series A convertible preferred stock that are convertible into 2,084,000 shares of common stock, and (v) 25,000 shares that Mr. Cagan has the right to acquire pursuant to options that were exercisable on or within 60 days of May 1, 2006. Address: c/o Cagan McAfee Capital Partners, LLC, 10600 N. De Anza Blvd. Suite 250, Cupertino, California 95014.

(4)	Includes (i) 3,980,392 shares held by New England Partners Capital, LLC, or NEP. Address: One Boston Place, Suite 3630, Boston, Massachusetts 02108.

(5)

Includes (i) 19,775 shares held by Toibb Investment LLC, (ii) 2,525 shares of Series A convertible preferred stock that are convertible into 1,262,500 shares of common stock, (iii) 706,250 shares of common stock that Toibb Investment LLC has the right to acquire pursuant to warrants that are exercisable on or within 60 days after May 1, 2006, (iv) 300 shares of Series A convertible preferred stock that are convertible into 150,000 shares of common stock, which are held by HLTGT LLC and (v) 75,000 shares of common stock that HLTGT LLC has the right to acquire pursuant to the exercise of warrants that are exercisable within 60 days of May 1, 2006. Harris Toibb has sole voting and investment power with respect to all shares held by Toibb Investment LLC and HLTGT LLC. Address: 6355 Topanga Canyon Boulevard, Suite 335, Woodland Hills, California 91367.

(6)

Includes (i) 14,000 shares held by Crestview Capital Master LLC, (ii) 1,000,000 shares of common stock that are issuable upon conversion of 2,000 shares of Series A convertible preferred stock, and (iii) 575,000 shares of common stock that Crestview has the right to acquire pursuant to warrants that are exercisable on or within 60 days of May 1, 2006. Address: 95 Revere Drive, Suite A, Northbrook, Illinois 60062.

(7)	Includes (i) 1,410,000 shares held by Mr. Burns and (ii) 734,904 shares that Mr. Burns has the right to acquire pursuant to options that are exercisable on or within 60 days after May 1, 2006.

(8)

Includes 50,000 shares that Mr. DiGiacinto has the right to acquire pursuant to options that were exercisable on or within 60 days after May 1, 2006. Mr. DiGiacinto is a Senior Managing Director of Spencer Trask Specialty Group, LLC.

(9)	Includes 50,000 shares that Mr. Donaldson has the right to acquire pursuant to options that were exercisable on or within 60 days of May 1, 2006.

(10)

Includes (i) 218,667 shares held by Mr. Farley, (ii) 22,072 shares that Mr. Farley has the right to acquire pursuant to outstanding warrants that were exercisable on or within 60 days after May 1, 2006 and (iii) 50,000 shares that Mr. Farley has the right to acquire pursuant to outstanding options that were exercisable on or within 60 days after May 1, 2006.

(11)	Includes (i) 84,675 shares held by Mr. Hopper and (ii) 50,000 shares that Mr. Hopper has the right to acquire pursuant to options that were exercisable on or within 60 days after May 1, 2006.

(12)

Includes (i) 29,806 common shares held by Mr. Kamsler, and (ii) 141,750 shares that Mr. Kamsler has the right to acquire pursuant to options that were are exercisable on or within 60 days on May 1, 2006.

(13)	Includes (i) 607,881 shares held by Dr. Lifeso and (ii) 75,000 shares that Dr. Lifeso has the right to acquire pursuant to options that were exercisable on or within 60 days after May 1, 2006.

(14)	Includes (i) 79,137 shares held by Mr. McNeirney and (ii) 138,500 shares that Mr. McNeirney has the right to acquire pursuant to options that were exercisable on or within 60 days after May 1, 2006.

(15)

Includes 50,000 shares that Mr. Rousseau has the right to acquire pursuant to options that were exercisable on or within 60 days after May 1, 2006. Does not include the 3,980,392 shares described in footnote (4) above, with respect to which Mr. Rousseau, as Managing General Partner of NEP, exercises voting and investment power.

(16)	Includes 50,000 shares that Mr. Bednarski has the right to acquire pursuant to options that were exercisable on or within 60 days of May 1, 2006.

(17)	Includes 90,000 shares that Mr. Tamulski has the right to acquire pursuant to options that were exercisable on or within 60 days after May 1, 2006.

(18)	Includes 2,430,166 shares, 22,072 warrants, and options to purchase 1,490,154 shares that were exercisable by members of the group on or within 60 days after May 1, 2006.

THE BOARD OF DIRECTORS AND COMMITTEES

Meetings of the Board of Directors and its Committees

The Board of Directors held five meetings during 2005.  Each of the directors attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors and total number of meetings held by all committees of the Board on which he served.

Director Independence

The Board of Directors has affirmatively determined that each of the six non-management directors, David DiGiacinto, David Donaldson, Donald Farley, Duane Hopper, Robert Lifeso, and John Rousseau, is an independent director under the general guidelines for determining director independence of the American Stock Exchange and the rules of the SEC.

Audit Committee

The board’s standing Audit Committee is comprised of Duane Hopper (chairperson), David Donaldson, and Robert Lifeso.  Our Board of Directors has determined that each of the three members of the Audit Committee meets the additional independence requirements under SEC Rule 10A-3(b) and the rules of the American Stock Exchange.  Our Board of Directors has determined that Duane Hopper, the Chairperson of the Audit Committee, qualifies as an Audit Committee Financial Expert, as defined under SEC regulations.

The Audit Committee operates under a written charter adopted by the Audit Committee and the Board of Directors.  A copy of the Audit Committee Charter A copy of the Audit Committee Charter is attached hereto as Appendix A, and it will be included in future proxy statement filings every three years or more currently as required by SEC regulations. The charter may also be accessed at our website at www.minrad.com. The Audit Committee review the scope and results of the annual audits, receives reports from our independent public accountants, and reports the committee's findings to the Board of Directors.

As more fully described in the Audit Committee Charter, the Audit Committee is responsible for assisting the Board of Directors with oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence and (4) the performance of the Company's internal accounting function and independent registered auditors. The Audit Committee has the direct authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

The Audit Committee held six meetings during 2005.

Compensation Committee

The board's Compensation Committee is comprised of David DiGiacinto, John Rousseau and Duane Hopper. The Charter of our Compensation Committee is available on our website at www.minrad.com.  The Compensation Committee, in addition to such other duties as may be specified by the Board of Directors, reviews the compensation and benefits of senior managers and makes appropriate recommendations concerning their compensation to the Board of Directors, and administers our 2004 Stock Option Plan. The compensation of Mr. Burns, who is our Chief Executive Officer, is fixed under the terms of an employment agreement (see "Executive Compensation," below).

The Compensation Committee held three meetings during 2005.

Nominating Committee Functions

The Board of Director’s nominating committee is comprised of John Rousseau, David DiGiacinto and David Donaldson.  The primary purposes of the Nominating Committee are to recommend qualified individuals to the Board of Directors for selection by the board as nominees for election to the board, and to recommend directors for selection by the board to serve on the committees of the board.    The Nominating Committee has adopted a charter and a copy is available on our website at www.minrad.com.  Our Board has determined that all of its members are independent under the general guidelines for determining director independence of the American Stock Exchange listing standards and the rules of the SEC.

The Nominating Committee has adopted a policy for evaluating the qualifications of potential board nominees.  The committee considers nominees from all sources, including shareholders.  Shareholder nominees are evaluated by the same criteria used to evaluate potential nominees from other sources.  Minimally, the committee’s evaluation policy provides that nominees should have a reputation for integrity, honesty and adherence to high ethical standards.  They should have demonstrated business experience and the ability to exercise sound judgment in matters related to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision-making process of the Company.   Nominees should have a commitment to understand the Company, its products, and the anesthetic/analgesic and medical device industry, and to attend regularly and participate fully in meetings of the Board and its committees.  In addition, they should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of the Company’s or to fulfill the responsibilities of a director.   The value of diversity on the Board should be considered and the particular or unique needs of the Company shall be taken into account at the time a nominee is being considered.  Additionally, the Nominating Committee considers the respective qualifications needed for directors serving on various committees of the Board, and serving as chairs of such committees, should be taken into consideration.  In recruiting and evaluating nominees, the Committee considers the appropriate mix of skills and experience and background needed for members of the Board and for members of each of the Board’s committees, so that the Board and each committee has the necessary resources to perform its respective functions effectively.   The committee also believes that a prospective nominee should be willing to limit the number of other corporate boards on which he or she serves so that the proposed director is able to devote adequate time to his or her duties to the Company, including preparing for and attending Board and committee meetings.  In addition, the re-nomination of existing directors is not viewed as automatic, but based on continuing qualification under the criteria set forth above. In addition, the Committee shall consider the existing director’s performance on the Board and on any committee on which such director serves, which shall include attendance at Board and committee.

The Nominating Committee held its meeting for nominating directors for election at the 2006 annual meeting in 2006.

Procedure for Shareholders to Nominate Directors

Any shareholder who intends to present a director nomination proposal for consideration at the 2007 Annual Meeting and intends to have that proposal included in the proxy statement and related materials for the 2007 Annual Meeting must deliver a written copy of the proposal to the Company no later than the deadline, and in accordance with the procedures, specified under "Shareholder Proposals" in this proxy statement, and in accordance with the requirements of SEC Rule 14a-8.

If a shareholder does not comply with the foregoing procedures, the shareholder may use the procedures set forth in the Company's Bylaws, although the Company would not in the latter case be required to include the nomination as a proposal in the proxy statement and proxy card mailed to stockholders in connection with the next annual meeting.

The shareholder nomination proposal referred to above must set forth (1) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (2) a representation that the shareholder is a shareholder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the proposal; (3) a description of the arrangements or understandings between the shareholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (4) such other information regarding each nominee proposed by the shareholder as would have been required to be included in a proxy statement filed under the proxy rules of the SEC had each nominee been nominated or intended to be nominated by the Board of Directors; and (5) the consent of each nominee to serve as a director of Company if elected.  The Compensation Committee may refuse to acknowledge a proposal for the nomination of any person not made in accordance with the foregoing procedure.  Recommendations for nominees should be sent to: Minrad International, Inc., Attention: Board Nominations, 847 Main Street, Buffalo, New York 14203.

Code of Ethics

We adopted a Code of Ethics that applies to our principal executive officer, principal financial officer and controller or principal accounting officer, or persons performing similar functions. Our Code of Ethics was filed as an exhibit to our Annual Report for the Transition Period ended December 31, 2004 and has been placed on the Company's website at www.minrad.com.

Communications Between Stockholders and the Board of Directors

The Audit Committee has undertaken on behalf of the Board of Directors to be the recipient of communications from shareholders relating to the Company. Any record or beneficial owner of the Company's common stock who wishes to communicate with the Board of Directors should contact the Audit Committee. If particular communications are directed to the full Board, independent directors as a group, or individual directors, the Audit Committee will route these communications to appropriate committees or directors if the intended recipients are clearly indicated. Any record or beneficial owner of the Company's common stock who has concerns about the Company's accounting, internal accounting controls, or auditing matters relating to the Company should also contact the Audit Committee.

 Written communications should be addressed to Minrad International, Inc, 847 Main Street, Buffalo, New York 1203, Attention: Chairman of the Audit Committee.  Communications that are intended to be anonymous should be sent to the same address but without indicating your name or address, and with an interior envelope addressed to the specific committees or directors you wish to communicate with.

Policy on Board Members' Attendance at Annual Meetings

We believe that the annual meeting of stockholders is a good opportunity for the stockholders to meet and, if appropriate, ask questions of the Board of Directors. It is also a good opportunity for the members of the Board of Directors to hear any feedback the stockholders may share with the Company at the meeting. It is our policy that our directors are invited and strongly encouraged to attend the Company's annual meeting of stockholders. We will reimburse all reasonable out of pocket traveling expenses incurred by the directors in attending the annual meeting.  Last year all members of our Board of Directors attended the annual meeting of shareholders.

Report of the Audit Committee

The Audit Committee is comprised of three members of our Board of Directors. The Board of Directors has reviewed the independence of the Audit Committee members under the standards of the Securities and Exchange Commission and the American Stock Exchange applicable to Audit Committee members of listed issuers. The Board of Directors has determined that all of the Audit Committee members are independent under those standards.

The duties and responsibilities of the Audit Committee are set forth in our Audit Committee Charter. The full text of the Audit Committee Charter is attached as Appendix A of this Proxy Statement and has been placed on our website at www.minrad.com.

The Company's management is responsible for the Company's internal accounting controls and the reporting process.  The Company's independent auditors, Freed Maxick & Battaglia CPAs, PC, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a response thereon.  The Audit Committee's responsibility is to monitor and oversee these processes.

The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management.  In addition, the Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended ("Communications with Audit Committees").

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committee," and has discussed with the independent auditors their independence.  The Audit Committee also has considered whether the independent auditor's  provision of non-audit services to the Company is compatible with Freed's independence.

Based on the Audit Committee's discussions with management and the independent auditors, the Audit Committee's review of the representations of management, and the report of the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Minrad International, Inc. Report for the fiscal year ended December 31, 2005 on Form 10-KSB for filing with the Securities and Exchange Commission.

This report is submitted by the Audit Committee of the Board of Directors.

Duane Hopper (Chairperson)

David Donaldson

Robert Lifeso

The information provided in the preceding Audit Committee Report will not be deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Securities Exchange Act, unless in the future the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Securities Exchange Act.

Audit Committee Approvals

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Company's independent auditors. The Audit Committee has approved in advance each new engagement of the Company's independent auditors to perform non-audit services.  The members of the Audit Committee of the Board of Directors of the Company considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of Freed.

The Board of Directors, upon the recommendation of the Audit Committee has selected Freed as the independent accountant for the current fiscal year ending December 31, 2006. It is expected that a representative of Freed will be present at the Annual Meeting and will have the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.

Change of Accountants

On December 16, 2004, our Board of Directors determined that upon completion of our merger with Minrad Inc., we would change our certifying accountant and auditor to Minrad Inc.’s auditor, Freed, of Buffalo, New York. On December 20, 2004, we orally notified and dismissed our prior auditor, Clancy and Co., P.L.L.C., or Clancy and Co., of Phoenix, Arizona. Minrad Inc. previously engaged Freed on January 21, 2004 to audit its financial statements for the fiscal years ended September 30, 2002, 2003, and 2004.

The reports of Clancy and Co. on our financial statements for each of the fiscal years ended March 31, 2003 and 2004 did not contain any adverse opinion or disclaimer of opinions, and were not modified as to uncertainty, audit scope or accounting principles, other than an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern.

Neither we nor anyone on our behalf consulted with Freed with respect to any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-B, during our fiscal years ended March 31, 2003 or 2004 or during the subsequent interim period through December 16, 2004 preceding the dismissal of Clancy and Co.

None of the reportable events listed in Item 304(a)(1)(iv)(B) of Regulation S-B occurred with respect to our fiscal years ended March 31, 2003 and 2004 or the subsequent interim period through December 16, 2004 preceding the dismissal of Clancy and Co.

At no time during our fiscal years ended March 31, 2003 and 2004, or during the subsequent interim period through December 16, 2004, were there any disagreements with Clancy and Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Any such disagreements, if not resolved to the satisfaction of Clancy and Co., would have caused Clancy and Co. to reference the subject matter of the disagreements in its reports on our financial statements.

We provided Clancy and Co. with a copy of our Form 8-K/A-1 announcing our change in certifying accountant prior to filing it with the SEC on January 19, 2004 and requested a response thereto from Clancy and Co. A copy of the letter from Clancy and Co. stating its agreement with the statements in Item 4.01 thereof was filed as Exhibit 16.1 to that Form 8-K/A-1.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors, executive officers, and persons who own more than ten percent of our outstanding common stock file with the SEC initial reports of beneficial ownership and reports of changes to their stock ownership. Persons who are required to make these filings are also required to provide us with a copy of all Section 16(a) reports.

To our knowledge, based solely on a review of the copies of the reports furnished to us and on written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, executive officers and the beneficial owners of greater than 10% of our outstanding common stock, with one exception, were complied with during the fiscal year ending December 31, 2005. One officer, Kirk Kamsler, on one occasion, filed a Form 4 late.

EXECUTIVE COMPENSATION

The following table provides compensation information concerning all persons who were serving as our executive officers at December 31, 2005 and earned more than $100,000 in total compensation from Minrad International, Inc. during the period ended December 31, 2005.

The compensation included in the following table includes compensation earned from, or paid by, Minrad International, Inc. or Minrad Inc., as applicable, during the periods covered.

Summary Compensation Table

		Annual Compensation		Long Term Compensation
Name and Principal Position	Year*	Salary	Bonus	Awards Options/ SARs	Payouts All Other Compensation
William H. Burns, Jr	2005	$200,000	$75,490	—	—
Chairman and CEO (1)	2004T	$50,000	—	41,667	—
	2004	$163,000	$8,992	885,000	—

William L. Bednarski	2005	$129,000	$55,723	250,000	—
President and CFO (2)

John C. McNeirney	2005	$130,000	$44,711	—	—
Senior Vice President and CTO (3)	2004T	$32,500	—	—	—
	2004	$126,885	$4,446	133,500	—

Kirk D. Kamsler	2005	$130,000	$41,792	—	—
Senior Vice President of Commercial	2004T	$32,500	—	—	—
Development (4)	2004	$125,000	—	137,500	—

Richard P. Tamulski	2005	$112,000	$13,935	—	—
Treasurer (5)	2004T	$26,000	—	—	—
	2004	$95,077	—	—	—

____________

*	2005 refers to the year ending December 31, 2005. 2004T refers to the three-month transition period ended December 31, 2004. 2004 refers to the twelve-month period ended September 30, 2004.

(1)

Mr. Burns served as President and CEO of Minrad International, Inc. from December 16, 2004 through January 3, 2006. On January 4, 2006, Mr. Burns relinquished the title of President of Minrad International, Inc. During all periods indicated prior to December 16, 2004, Mr. Burns served as the President and CEO of Minrad Inc.

(2)

Mr. Bednarski served as Executive Vice President and Chief Operating Officer from February 16, 2005 through January 3, 2006. On January 4, 2006, Mr. Bednarski was appointed President and Chief Financial Officer of Minrad International, Inc.

(3)	During all periods indicated prior to December 16, 2004, Mr. McNeirney served as the Senior Vice President and CTO of Minrad Inc.

(4)	Since June 1, 2004, Mr. Kamsler served as Senior Vice President of Commercial Development of Minrad Inc.

(5)

Mr. Tamulski served as Vice President of Finance of Minrad International, Inc. from December 2004 to January 3, 2006 and Chief Financial Officer of Minrad Inc. from April 7, 2004 to January 3, 2006. On January 4, 2006, Mr. Tamulski accepted a new position as Treasurer of Minrad International, Inc.

Option/SAR Grants, Exercises and Holdings

The following tables set forth certain information concerning stock options granted and exercised during the period ended December 31, 2005, and unexercised options held as of the end of 2005, by the persons named in the Summary Compensation Table.

Options/SAR Grants in 2005

Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Period	Exercise or Base Price ($/sh)	Expiration Date
William L. Bednarski	250,000	28%	$4.50	(1)

__________

(1)	Expire yearly with respect to 20% of total (50,000 shares) between February 27, 2011 and February 27, 2015.

Aggregated Option/SAR Exercises in 2005

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Options/SARs at FY-End (#)		Value of In-the-money (1) Options /SARs at FY-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
William H. Burns, Jr.	10,000	$20,000	521,383	405,284	$60,900	$45,300
William Bednarski	- 0 -	- 0 -	- 0 -	250,000	- 0 -	- 0 -
John C. McNeirney	5,000	$6,300	97,000	48,000	$7,260	$5,760
Kirk D. Kamsler	2,500	$2,575	101,250	66,250	$7,950	$7,950
Richard P. Tamulski	- 0 -	- 0 -	57,560	32,500	$2,700	$2,700

__________

(1)	Based on $1.52 reported sale price on December 30, 2005 (no trades were reported on December 31, 2005).

Except as indicated in the Summary Compensation Table, Minrad International Inc. did not make any awards under long term incentive plans to the executive officers named in that table during the fiscal year ended December 31, 2005.

Employment Agreements and Management Compensation

William H. Burns, Jr.  As of March 1, 2004, Minrad Inc. entered into an employment agreement with William H. Burns, Jr., its President and Chief Executive Officer. The agreement expires on April 30, 2007. Under the agreement, Mr. Burns is entitled to receive: (1) a minimum base salary of $200,000 per year; (2) an annual bonus equal to 1% of our gross profit after distribution expenses, or Adjusted Gross Profit, plus 2.5% of the amount by which Adjusted Gross Profit for the year exceeds Adjusted Gross Profit for the preceding year, which bonus shall not exceed $400,000; (3) a grant of options to purchase up to 180,000 shares of common stock, with the amount of the options to be proportionate to our success in raising $2.7 million in equity funding between November 2, 2004 and December 31, 2004; and (4) a grant of options to purchase up to 845,000 shares of common stock, with the amount of options to be based on our attainment of certain capitalization, revenue, and product development milestones during the term of his employment. The exercise prices for all of the options will be 110% of the fair value of our common shares on the date of grant, and exercise periods for all options will be five years from the date of grant.

John McNeirney.  Effective October 1, 2004, Minrad Inc. entered into an employment agreement with John McNeirney, its Vice President and Chief Technical Officer. The agreement, which became effective following the expiration of Mr. McNeirney’s prior employment agreement with Minrad Inc., was scheduled to expire on September 30, 2005. Under the new agreement, Mr. McNeirney is entitled to receive a minimum base salary of $114,500 and an annual cash bonus of up to $240,000, subject to our achieving specified profit objectives. In July 2004, Mr. McNeirney’s base salary increased to $130,000 upon the completion of certain recruiting, business and regulatory objectives. In October 2005 this agreement was extended to December 31, 2006.

William L. Bednarski.  On February 16, 2005, our Board of Directors confirmed the appointment of William L. Bednarski as Executive Vice President and Chief Operating Officer of Minrad International, Inc. Mr. Bednarski signed a contingent appointment letter with Minrad International, Inc. dated January 25, 2005. The appointment letter describes the principal terms of Mr. Bednarski’s employment as Executive Vice President and Chief Operating Officer. Mr. Bednarski will report to the President and CEO, and he will have the principal duties and responsibilities of a chief operating officer. Mr. Bednarski’s compensation will include salary of $156,000 per year, incentive bonus of 2% of the year-over-year increase in Adjusted Gross Profit, and options vesting over five years and with a five year term to purchase up to 250,000 shares of common stock at $4.50 per share. Under the agreement Mr. Bednarski was paid $35,000 for relocation expenses. On January 3, 2006, Mr. Bednarski was promoted to President and Chief Financial Officer with an increase in salary to $176,000 per year with all other terms and conditions the same.

Minrad Inc. Patents and Inventions Policy

Minrad Inc. maintains a Patents and Inventions Policy in order to recognize the meritorious services of inventors from whom Minrad Inc. obtains inventions. Under the policy, if an inventor causes an invention to belong to Minrad Inc., Minrad Inc. will make a grant to the inventor and the inventor’s heirs and legatees of a non-assignable share in any proceeds from managing or licensing the invention equal to 1% of the gross royalties received by Minrad Inc. (1) if the invention is not patented, during the five year period following the written disclosure of the invention to Minrad Inc., or (2) if the invention is patented, during the unexpired term of the patent. As a result of this policy, Mr. Burns will be entitled to participate in royalties from sales of our conscious sedation system and sterile drapes for use with our SabreSource™ system, and Mr. McNeirney will be entitled to participate in royalties from sales of our conscious sedation system, Light Sabre™ products, sterile drapes for use with our SabreSource™ system, and Alignment Verification Devices. While Mr. Burns serves as Chief Executive Officer of Minrad International, Inc. and Minrad Inc. he may not receive any royalties on any new inventions that he causes to belong to Minrad Inc. other than those named above. While Mr. Bednarski serves as Chief Financial Officer of Minrad International, Inc. and Minrad Inc., he may not receive any royalties on any new inventions that he causes to belong to Minrad Inc. Mr. Burns has been the Chairman of the Board and Chief Executive Officer of Minrad Inc. since its formation, and he has been the Chairman of the Board and Chief Executive Officer of Minrad International, Inc. since the merger with Minrad Inc.

Director Compensation

Effective April 21, 2005 the shareholders approved a plan providing for Outside Directors to be paid a fee for his or her attendance at each Board meeting and assigned Committee meeting. The fee payable to an Outside Director for attendance in person or telephonically is $1,000 for a Board of Directors meeting and $500 for each Committee meeting. The fees are paid 50% in cash and 50% in common stock, par value of $0.01 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Funding Arrangements with Cagan McAfee Capital Partners, LLC and Related Parties

On December 1, 2003, Minrad Inc. entered into a funding agreement with Cagan McAfee Capital Partners, LLC, or CMCP, under which CMCP agreed to assist Minrad Inc. in obtaining up to $7.7 million in equity funding. Under the terms of the funding agreement, Minrad Inc. agreed to compensate CMCP through:

•	Payment of a management fee equal to 2% of the proceeds raised by Minrad Inc. during the term of the agreement in any equity funding transaction;

•	Payment of an advisory fee equal to 8% of the proceeds of any equity funding transaction lead managed directly by CMCP or by a third party engaged by CMCP;

•

Grant of investment warrants, exercisable for a period of seven years, to purchase a number of shares of Minrad Inc. common stock equal to 10% of the number of shares sold in any equity funding lead managed directly by CMCP or by a third party engaged by CMCP, with the warrants to be exercisable at the same price as the shares were sold in the equity funding; and

•	Grant of incentive warrants, exercisable for a period of two years, to purchase up to 5,000,000 shares of Minrad Inc. common stock at an exercise price of $0.001 per share.

Between December 1, 2003 and July 15, 2004, Minrad Inc. sold an aggregate of 3,201,084 shares of common stock at $1.25 per share in private placements contemplated by the funding agreement. The sales yielded gross proceeds of $4,001,355. Under the terms of the funding agreement, Minrad Inc. paid CMCP $400,135 in fees in connection with the private placements.

On May 20 and 21, 2004, CMCP and some of their affiliates acquired beneficial ownership of an aggregate of 3,483,750 shares, or approximately 69% of our then-outstanding common stock. Also on May 20 and 21, 2004, John Liviakis and Liviakis Financial Communications, Inc. acquired beneficial ownership of an aggregate of 800,000 shares, or approximately 16% of our then-outstanding common stock, of which 400,000 shares were issued to Liviakis Financial Communications, Inc., which the parties determined to have a per share market value of $0.04 or $16,000 in the aggregate, as consideration for public relations services to be provided to us under a contract expiring on the anniversary of our acquisition of, or merger with, an operating company. The balance of the shares were acquired from shareholders of our company. Immediately thereafter, on May 21, 2004, we entered into an advisory agreement with CMCP under which CMCP agreed to provide us with advisory services in connection with structuring and negotiating a potential acquisition transaction involving our company and a target operating company to be identified by CMCP with which we would be merged, or which we would acquire, with the surviving entity to continue our business.

CMCP identified Minrad Inc. as a potential acquisition candidate and, on July 15, 2004, we entered into an acquisition agreement under which Minrad Inc. became our wholly owned subsidiary on December 16, 2004.

On September 15, 2004, we entered into an agreement with Chadbourn Securities, Inc., or Chadbourn, an affiliate of CMCP, under which Chadbourn agreed to act as our placement agent for a private placement of our common stock. Under the agreement with Chadbourn, we agreed to pay Chadbourn cash fees equal to 10% of the gross proceeds of a private placement of our common stock and warrants to purchase a number of shares of our common stock equal to 10% of the number shares sold in the offering, with the warrants to be exercisable at the price of the shares sold in the offering. Under an  understanding between Minrad Inc. and CMCP, the payments to Chadbourn correspondingly reduced Minrad Inc.’s payment obligations under its funding agreement with CMCP. Between September 16, 2004 and December 15, 2004, we sold an aggregate of 585,257 shares of our common stock at $1.75 per share in private placements. The sales raised gross proceeds of $1,024,201, and we paid Chadbourn and its affiliates $102,420 in fees. We loaned a portion of the net proceeds of the private placements to Minrad Inc. pursuant to a 6% secured grid note.

On December 15, 2004, as compensation for its services under the funding agreement, we entered into a warrant agreement with CMCP and Chadbourn, under which we issued warrants to ten persons to purchase an aggregate of 320,108 shares at $1.25 per share and to three other persons to purchase an aggregate of 58,526 shares at $1.75 per share. The total number of shares purchasable under the warrants equaled 10% of the amount of shares sold in Minrad Inc.’s and our private placements. The warrants expire on December 15, 2011 and contain cashless net exercise provisions. On December 15, 2004 the reported bid price for our common stock was $4.25 per share.

The offers and sales of common stock by Minrad Inc. and us in the private placements discussed above and the issuance of warrants to CMCP, Chadbourn, and their affiliates as compensation for their services under the funding agreement, each discussed above, were made solely to “accredited investors,” as that term is defined in Rule 501 of Regulation D under the Securities Act, pursuant to an exemption from registration under Section 4(2) of the Securities Act.

On February 7, 2005, we completed the sale of 321,714 shares of common stock at $1.75 per share for total proceeds of $563,000. The shares of common stock were sold to a total of 16 investors. Under the terms of the funding agreement, we paid discounts and commissions of $56,300, and issued warrants to affiliates and related parties of CMCP to purchase up to 32,171 shares of our common stock at $1.75 per share. On February 7, 2005, the reported bid price for our common stock was $4.00 per share.

As of February 8, 2005, we completed the sale of $2.5 million convertible promissory notes and warrants to purchase an aggregate of 375,000 shares of our common stock at $1.75. The convertible promissory notes were to mature on October 7, 2005, subject to prepayment at either our option or the option of the warrant holders commencing seven business days after we received $5 million of gross proceeds subsequent to January 1, 2005. Contingent on our receipt of not less than $5 million of gross proceeds from sales of our equity securities subsequent to

January 1, 2005, the holders could convert all or any portion of these convertible promissory notes, including any interest, into common stock at $1.75 per share. These convertible promissory notes bore interest at a rate of 6% per annum payable at maturity. The sale of these convertible promissory notes and warrants were deemed by the parties to the funding agreement to constitute equity funding under the funding agreement. These convertible promissory notes and warrants were sold to the Tobin Family Trust ($1.5 million aggregate principal amount of notes and warrants to purchase 225,000 shares of Minrad International, Inc. common stock) and Laird Cagan ($1 million principal amount of notes and warrants to purchase 150,000 shares of Minrad International, Inc. common stock). Morrie Tobin is the trustee of the Tobin Family Trust. Laird Cagan is an affiliate of CMCP and Chadbourn. On February 8, 2005, the reported bid price for our common stock was $3.90 per share.

On May 11, 2005, we agreed to amend the provisions of the convertible notes relating to optional prepayment, optional acceleration and optional conversion rights. While the convertible promissory notes were outstanding, none of the amended convertible provisions were satisfied. On October 7, 2005, the convertible promissory notes matured and were fully satisfied. This occurred before they were convertible by the holders.

In connection with our issuance of our Series A convertible preferred stock, we paid approximately $617,000 of fees to certain shareholders or affiliates. Chadbourn and International Capital Advisory, Inc., or ICA, assisted in the sale of our Series A convertible preferred stock and received fees of approximately $363,000 and $254,000, respectively. Also warrants to purchase 385,500 shares of common stock were granted in the aggregate to Chadbourn and ICA.

We have contracted with ICA to provide consulting services. The initial two year agreement started on December 1, 2003. The initial agreement provided for monthly payments of $5,000, commissions on specific sales, and reimbursement of certain business expenses. There has been an oral agreement to extend the initial agreement through January 2007 with increased monthly payments of $10,000. We paid fees to ICA of approximately $165,000 in 2004 and $182,000 in 2005 and $36,000 for the first quarter of 2006. There has been another subsequent amendment to the agreement, which was approved by the compensation committee of the Board of Directors in February 2006, to extend the agreement through December 2007 and increase monthly payment to $15,000.

Financing Arrangements with Spencer Trask Specialty Group LLC

During the fiscal year ended September 30, 2004, Minrad Inc. engaged in the following transactions with Spencer Trask Specialty Group LLC, or Spencer Trask, an entity that beneficially owned approximately 22.5% of Minrad International’s outstanding common stock immediately after the merger with Minrad Inc.

•

Minrad Inc. repaid $457,482 under a $750,000 convertible promissory note held by Spencer Trask that was due in March 2004 and accrued interest at the rate of 8%. Spencer Trask sold the unpaid balance of $292,518 on the note to a third party which exchanged the note with Minrad Inc. for 390,024 shares of common stock at a rate of $.75 per share.

•	Minrad Inc. repaid the outstanding principal and accrued interest on a $75,000 convertible promissory note held by Spencer Trask which accrued interest at the rate of 10% and was past due.

•	Minrad Inc. repaid the outstanding principal and accrued interest on a $250,000 convertible promissory note held by Spencer Trask, which accrued interest at the rate of 10% and was past due.

•	Minrad Inc. repaid the outstanding principal and accrued interest on a $500,000 convertible promissory note held by Spencer Trask, which accrued interest at the rate of 10% and was past due.

Two of Minrad Inc.’s directors, who became directors of Minrad International at the time of the merger, are Donald Farley, who is a principal and the Chief Executive Officer of Spencer Trask, and David DiGiacinto, who is a Senior Managing Director of Spencer Trask.

Also during the fiscal year ended September 30, 2004, Minrad Inc. converted a $100,000 convertible promissory note and $10,000 of accrued interest held by Donald Farley into 146,667 shares of its common stock at a rate of $0.75 per share. The note was past due and had accrued interest at the rate of 10%.

In addition, we granted warrants to purchase 300,000 shares of common stock in the year ended December 31, 2005 and 150,000 shares of common stock in the three-month period ended December 31, 2004 to Kevin Kimberlin Partners, L.P. who controls Spencer Trask, in relation to a guarantee of our former bank debt with Wachovia Bank, N.A.

Financial Arrangements with New England Capital Partners, LLC

During our fiscal year ended September 30, 2004, Minrad Inc. engaged in the following transactions with New England Capital Partners, LLC, or New England Partners, an entity that beneficially owned approximately 14% of Minrad International’s outstanding common stock immediately after the merger with Minrad Inc.

•	Minrad Inc. repaid the principal and accrued interest on a $75,000 demand promissory note held by New England Partners. The note accrued interest at the rate of 8%.

•

Minrad Inc. exchanged 1,076,814 shares of its common stock, at a rate of $.75 per share, for a $750,000 convertible promissory note, and $57,611 of accrued interest on the note, held by New England Partners. The note had accrued interest at a rate of 8%.

•

Minrad Inc. exchanged 911,285 shares of its common stock for a $800,000 demand convertible promissory note and $83,463 of accrued interest on the note, held by New England Partners. The principal was exchanged at the rate of $1.00 per share and the interest was exchanged at a rate of $0.75 per share. The note had accrued interest at the rate of 8%.

John Rousseau, one of Minrad Inc.’s directors who became one of Minrad International’s directors at the time of the merger, is a managing general partner of New England Partners.

Obligations Payable to BioSight Inc. and BioVision Inc.

For more than three years, Minrad Inc. had an outstanding payable of approximately $88,600 to BioVision Inc., a company in which William Burns is Chairman of the Board and a shareholder. Mr. Burns has been the Chairman and Chief Executive Officer of Minrad Inc. since its formation, and he has been the Chairman and Chief Executive Officer of Minrad International, Inc. since the merger with Minrad Inc. In August of 2005 the balance of the account payable was paid. As of December 31, 2005 there is not an outstanding payable with BioVision Inc.

For more than five years, Minrad Inc. had an outstanding payable of approximately $250,000 to BioSight Inc., or BioSight, a company in which William Burns is the Chairman of the Board and a shareholder. Under a tax dispute between BioSight and the IRS, the IRS imposed a tax lien on the payable from Minrad Inc. to BioSight. Between October 1, 2003 and February 2005, Minrad Inc. paid an aggregate of $88,775 to the IRS to satisfy the tax lien. In August of 2005 the balance of the account payable was paid. As of December 31, 2005 there is not an outstanding payable with BioSigh

STOCKHOLDER PROPOSALS

Proposals that are intended to be presented by a stockholder at our 2006 Annual Meeting of Stockholders and included in our proxy materials must be received at our principal offices in Buffalo, New York no later than January 24, 2006  for inclusion in the proxy materials for that meeting (unless the date of our 2007 Annual Meeting has been changed by more than 30 days from the date of this year's meeting, in which case the deadline is a reasonable time before we mail our proxy materials), and must meet all of the other requirements of Rule 14a-8 of the Commission.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE

COMMISSION ON FORM 10-KSB

FOR THE THREE MONTH TRANSITION PERIOD ENDED DECEMBER 31, 2004

We are required to file an annual report on Form 10-KSB and quarterly reports on Form 10-QSB with the Commission. A copy of Form 10-KSB for the year ended December 31, 2004 was previously mailed to stockholders. These documents shall be deemed to be incorporated by reference herein and a part hereof but should not be considered part of the soliciting material.  Upon the request of any shareholder, the Company will provide a copy of each of the exhibits indicated as filed with the Form 10-KSB provided that shareholder pays the Company's reasonable expenses in furnishing the exhibits.

OTHER MATTERS

The directors of the Company know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

By Order of the Board of Directors

William L. Bednarski
--------------------------------------
Buffalo, New York	William L. Bednarski
May 24, 2006	President and Chief Financial Officer

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE OF THE  BOARD OF DIRECTORS

OF MINRAD INTERNATIONAL, INC.

As Amended September 28, 2005

Purpose

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Minrad International, Inc. (“Minrad”) is organized for the purpose overseeing on behalf of the Board:

·

Minrad’s accounting and financial reporting processes and the integrity of its financial statements;

·

the audits of the Minrad’s financial statements and the appointment, compensation, qualifications, independence, and performance of Minrad’s independent auditors;

·

compliance by Minrad with legal and regulatory requirements; and

·

the performance of Minrad’s internal audit function and internal control over financial reporting.

The Committee also has the purpose of preparing the audit committee report as required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in Minrad’s annual meeting proxy statement.

Authority

In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Corporation’s accounting, auditing, internal control or financial reporting practices brought to its attention with full access to Minrad’s books, records, facilities and personnel. The Committee may retain outside counsel, auditors or advisors in achieving its purposes, whose funding will be determined by the Committee and provided by Minrad.

Composition

The Committee will consist of no fewer than three members as determined by the Board, each of whom will be a non-employee director of Minrad. The Board shall in the exercise of its business judgment determine that the Committee’s composition meets the requirements for audit committees of the American Stock Exchange (“AMEX”) that all of the members of the Committee are “independent” as determined under the rules of the AMEX (see attached Appendix A), and that the members of the Committee will be persons:

·

 who have no relationship to Minrad that may interfere with the exercise of their independence from the management of Minrad; and

·

who are able to read and understand fundamental financial statements, including Minrad’s balance sheet, income statement, and cash flow statement.

The Board shall appoint at least one member of the Committee whom it determines has the qualifications of an “audit committee financial expert” under AMEX rules (see Appendix A).

A Chairperson of the Committee will be selected by the full Board from among the Committee members. The Committee members will serve for such term or terms as the full Board will determine. Subject to the availability of Board members who satisfy applicable independence and experience requirements, the Board will seek to limit the length of term of office of Committee members and to replace them in an orderly, staggered rotation. The Board will have the power at any time to change the membership of the Audit Committee and to fill vacancies on it, subject to such new member(s) satisfying applicable independence and experience requirements. Except as expressly provided in this Charter or the by-laws of Minrad, the Audit Committee will fix its own rules of procedure.

Meetings

The Audit Committee will meet as often as it determines, but not less frequently than quarterly. The Audit Committee will meet periodically with management, those responsible for the internal audit function and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of Minrad or its outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

A majority of the members of the Audit Committee will constitute a quorum for any meeting. Any action of a majority of the members of the Audit Committee present at any meeting at which a quorum is present will be an action of the Audit Committee.

Functions

In carrying out its oversight responsibilities, the Committee will perform the following functions:

·

The Committee will appoint, compensate, retain, evaluate and terminate the independent auditor. The Committee will be directly responsible for the oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) in preparing or issuing an audit report or performing other audit, review, attest or similar services. The independent auditor will report directly to the Committee.

·

The Committee will pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for Minrad by its independent auditor, subject to any de minimus exceptions described in the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals will be presented to the full Committee at its next scheduled meeting.

·

The Committee will establish procedures for the receipt, retention and treatment of complaints received by Minrad regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Minrad’s employees of concerns regarding questionable accounting or auditing matters.

·

The Committee will, to the extent it deems necessary or appropriate, retain independent legal, accounting or other advisors. Minrad will provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Minrad, compensation to any advisors employed by the Committee, and for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

·

The Committee will make regular reports to the full Board. The Committee should review with the Board any issues that arise with respect to the quality or integrity of Minrad’s financial statements, Minrad’s compliance with legal or regulatory requirements, the performance and independence of Minrad’s independent auditors, or the performance of the internal audit function. The Committee will review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee will annually review the Committee’s own performance.
The Committee, to the extent it deems necessary or appropriate in meeting its responsibilities, will:

Financial Statement and Disclosure Matters.

1. Discuss with management and the independent auditor the annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in Minrad’s Forms 10-KSB or Forms 10-K.

2. Discuss with management and the independent auditor Minrad’s quarterly financial statements prior to the filing of its Forms 10-QSB or Forms

10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of Minrad’s financial statements, including any significant changes in Minrad’s selection or application of accounting principles, any major issues as to the adequacy of Minrad’s internal controls and any special steps adopted in light of material control deficiencies.

4. Review and consider quarterly reports from the independent auditor on:

(a) Minrad’s critical accounting policies and practices.

(b) Alternative treatments of financial information within generally accepted accounting principles related to material items that have been discussed with management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditor.

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5. Discuss with management Minrad’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee will be consulted and/or informed prior to each earnings release or each instance in which Minrad will provide earnings guidance to analysts and rating agencies.

6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on Minrad’s financial statements.

7. Discuss with management Minrad’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including Minrad’s risk assessment and risk management policies.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9. Review disclosures, if any, made to the Committee by Minrad’s CEO and CFO during their certification process for the Form 10-KSB (or Form 10-K) and Form 10-QSB (or Form 10-Q) about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in Minrad’s internal controls.

Oversight of Minrad’s Relationship with the Independent Auditor

10. Review and evaluate the lead partner of the independent auditor team.

11. Obtain and review a written report from the independent auditor at least annually describing (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) consistent with Independence Standards Board No. 1, all relationships between the independent auditor and Minrad. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and those responsible for the internal audit function. The Committee will actively engage in a dialogue with the auditor with respect to any disclosed relationaships or services that may impact the objectivity and independence of the auditor taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor. The Committee will present its conclusions with respect to the independent auditor to the Board.

12. Monitor the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

13. Recommend to the Board policies for Minrad’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of Minrad.

14. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of Minrad’s Internal Audit Function(s)

15. Review with management and those responsible for the internal audit function(s) (in separate meetings, as appropriate) the operation of the internal audit function(s) including the quality and adequacy of internal controls that could significantly affect Minrad’s financial statements.

16. Review the significant reports to management prepared by the internal auditing function(s) and management’s responses.

17. Discuss with the independent auditor and management the internal audit function(s)’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

18. Review reports and disclosures of insider and affiliated party transactions.

19. Advise the Board with respect to Minrad’s policies and procedures regarding compliance with applicable laws and regulations, including disclosure controls and procedures, and with applicable Minrad codes of conduct, including its Code of Ethics for Senior Financial Officers.

20. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding Minrad’s financial statements or accounting policies.

21. Monitor litigation or other legal matters that could have a material impact on Minrad’s financial condition or results of operations.

22. Report regularly to the Board on its meetings and discussions and review with the Board significant issues or concerns that arise at meetings of the Committee, including its evaluation of the independent auditor.

Audit Committee’s Role

While the Committee has the responsibilities and functions set forth in this Charter, it serves in an oversight capacity and, as such, it is not the duty of the Committee to plan or conduct audits or to determine that Minrad’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

AUDIT COMMITTEE
APPENDIX (A)

Independent Directors.

AMEX rules require that each member of the Audit Committee must (a) satisfy the independence standards of Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), and (b) be affirmatively determined by the Board of Directors not to have a material relationship with the Minrad that would interfere with the exercise of independent judgment.

(a) The AMEX rules further provide the following non-exclusive list of persons who shall not be considered independent:

(1) a director who is, or during the past three years was, employed by Minrad or by any parent or subsidiary of Minrad, other than prior employment as an interim Chairman or CEO;

(2) a director who accepts or has an immediate family member who accepts any payment from Minrad or any parent or subsidiary of Minrad in excess of $60,000 during the current or any of the past three fiscal years, other than compensation for board service, payments arising solely from investments in the Companies securities, compensation paid to an immediate family member who is a non-executive employee of Minrad or a parent or subsidiary of Minrad, compensation received for former service as an interim Chairman or CEO, benefits under a tax-qualified retirement plan, nondiscretionary compensation, or loans permitted under Section 13(k) of the Exchange Act;

(3) a director who is an immediate family member of an individual who is, or has been in any of the past three years, employed by Minrad or any parent or subsidiary of Minrad as an executive officer;

(4) a director who is, or has an immediate family member who is, a partner in, controlling shareholder or executive officer of, any organization to which Minrad made, or from which Minrad received, payments (other than those arising solely from investments in Minrad’s securities or payment under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;

(5) a director of Minrad who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of Minrad’s executive officers serve on that entity’s compensation committee; or

(6) a director who is, or has an immediate family member who is, a current partner of Minrad’s outside auditor, or was a partner or employee of Minrad’s outside auditor who worked on Minrad’s audit at any time during any of the past three years.

(b) Rule 10A-3 under the Exchange Act provides that in order to be considered independent for purposes of the audit committee requirements under that rule, a member of an audit committee may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee:

(1) accept directly or indirectly any consulting, advisory, or other compensatory fee from the company or any subsidiary of the company, provided that, unless the rules of the AMEX shall provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the company (provided that the compensation is not contingent in any way on continued service); or

(2) be an affiliated person of the issuer or any subsidiary thereof.

Notwithstanding the AMEX requirements in (a)(1) through (6) above, one director who is not independent under (a)(1) through (6) but who satisfies the requirements of Rule 10A-3 under the Exchange Act and is not a current officer or employee or immediate family member of such an officer or employee, may be appointed to the Audit Committee, if the Board of Directors, under exceptional and limited circumstances, determines that membership on the committee by the individual is required by the best interests of the company and its shareholders, and the Board discloses, in the next annual proxy statement (or in the next annual report on SEC Form 10-K or equivalent if the Company does not file an annual proxy statement) subsequent to such determination, the nature of the relationship and the reasons for that determination. A director appointed to the Audit Committee pursuant to this exception may not serve for in excess of two consecutive years and may not chair the Audit Committee.

Audit Committee Financial Expert

(1) An understanding of generally accepted accounting principles and financial statements;

(2) The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

(3) Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by Minrad’s financial statements, or experience actively supervising one or more persons engaged in such activities;

(4) An understanding of internal controls and procedures for financial reporting; and

(5) An understanding of audit committee functions.

An audit committee financial committee expert must have acquired such attributes through any one or more of the following:

(1) Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

(2) Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

(3) Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

(4) Other relevant experience.